Exhibit 99.1
Designer Brands Inc. Reports Second Quarter 2025 Financial Results
Sequential comparable sales improvement from first quarter of 2025 underscores strength and efficacy of strategies
Delivered positive diluted earnings per share ("EPS") of $0.22 and positive adjusted diluted EPS of $0.34 with growth over the same period last year

COLUMBUS, Ohio, September 9, 2025 - Designer Brands Inc. (NYSE: DBI) (the "Company," "we," "us," "our," and "Designer Brands"), one of the world's largest designers, producers, and retailers of footwear and accessories, today announced financial results for the second quarter ended August 2, 2025.

"Our second quarter results were highlighted by a 280-basis point sequential improvement in comparable sales from the first quarter, underscoring the impact of our targeted operational initiatives," stated Doug Howe, Chief Executive Officer. "These initiatives supported a strong start to the back-to-school season within the U.S. Retail segment as well as gradual improvements in traffic and a notable uptick in conversion. We anticipate our ongoing efforts to strengthen our brand, drive awareness through investments in marketing, and optimize our omni-channel model will continue to support our transformation."

Howe continued, "While consumer sentiment has ticked up slightly, given the ongoing macroeconomic volatility with recent extended tariff increases and caution in discretionary spending, there is still a notable amount of uncertainty. That said, we remain committed to disciplined execution in those areas within our control as we navigate the near-term environment while continuing to build a stronger, more sustainable business for the future."

Second Quarter Operating Results (Unless otherwise stated, all comparisons are to the second quarter of 2024)
•Net sales decreased 4.2% to $739.8 million.
•Total comparable sales decreased by 5.0%.
•Gross profit decreased to $322.9 million versus $339.5 million last year, and gross margin was 43.7% compared to 44.0% last year.

•Reported net income attributable to Designer Brands Inc. was $10.8 million, or diluted EPS of $0.22.
•Adjusted net income was $16.7 million, or adjusted diluted EPS of $0.34.

Liquidity
•Cash and cash equivalents totaled $44.9 million at the end of the second quarter of 2025, compared to $38.8 million at the end of the same period last year, with $104.3 million available for borrowings under our senior secured asset-based revolving credit facility. Debt totaled $516.3 million at the end of the second quarter of 2025 compared to $465.7 million at the end of the same period last year.
•The Company ended the second quarter with inventories of $610.9 million compared to $642.8 million at the end of the same period last year.

Store Count

(square footage in thousands)	August 2, 2025		August 3, 2024
	Number of Stores	Square Footage	Number of Stores	Square Footage
U.S. Retail segment - DSW stores	493	9,686	499	9,879
Canada Retail segment:
The Shoe Co. stores	121	618	123	631
Rubino stores	28	147	28	149
DSW stores	26	511	26	511
	175	1,276	177	1,291
Total number of stores	668	10,962	676	11,170

2025 Financial Outlook
Due to macroeconomic uncertainty stemming primarily from global trade policies, the Company has elected not to reinstate full year 2025 guidance.

Webcast and Conference Call
The Company is hosting a conference call today at 8:30 am Eastern Time. Investors and analysts interested in participating in the call are invited to dial 1-888-317-6003, or the international dial-in, 1-412-317-6061, and reference conference ID number 3316589 approximately ten minutes prior to the start of the conference call. The conference call will also be broadcast live over the internet and can be accessed through the following link, as well as through the Company's investor website at investors.designerbrands.com:
https://app.webinar.net/dp6G0Qa0NM2

For those unable to listen to the live webcast, an archived version will be available on the Company's investor website until September 23, 2025. A replay of the teleconference will be available by dialing the following numbers:
U.S.: 1-877-344-7529
Canada: 1-855-669-9658
International: 1-412-317-0088
Passcode: 4429044
Important information may be disseminated initially or exclusively via the Company’s investor website; investors should consult the website to access this information.

About Designer Brands
Designer Brands is one of the world's largest designers, producers, and retailers of the most recognizable footwear brands and accessories, transforming and defining the footwear industry through a mission of being shoe obsessed. With a diversified, world-class portfolio of coveted brands, including Topo Athletic, Keds, Vince Camuto, Kelly & Katie, Jessica Simpson, Lucky Brand, Mix No. 6, Crown Vintage and others, Designer Brands designs and produces on-trend footwear and accessories for all of life's occasions delivered to the consumer through a robust direct-to-consumer omni-channel infrastructure and powerful national wholesale distribution. Powered by a billion-dollar digital commerce business across multiple domains and over 660 DSW Designer Shoe Warehouse, The Shoe Co., and Rubino stores in North America, Designer Brands delivers current, in-line footwear and accessories from the largest national brands in the industry and holds leading market share positions in key product categories across women's, men's, and kids'. Designer Brands also distributes its brands internationally through select wholesale and distributor relationships while also leveraging design and sourcing expertise to build private label products for national retailers. Designer Brands is committed to being a difference maker in the world and the footwear industry. By leading with our corporate values of We Belong and We Do What's Right, Designer Brands supports the global community and the health of the planet by donating more than twelve million pairs of shoes to the global non-profit Soles4Souls since 2018. To learn more, visit www.designerbrands.com.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
Certain statements in this press release may constitute forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. You can identify these forward-looking statements by the use of forward-looking words such as "outlook," "could," "believes," "expects," "potential," "continues," "may," "will," "should," "would," "seeks," "approximately," "predicts," "intends," "plans," "estimates," "anticipates," or the negative version of those words or other comparable words. These statements are based on the Company's current views and expectations and involve known and unknown risks, uncertainties, and other factors, many of which are outside of the Company's control, that may cause actual results, performance, or achievements to be materially different from any future results, performance, or achievements expressed or implied by the forward-looking statements. These factors include, but are not limited to: uncertain general economic and financial conditions, including economic volatility and potential downturn or recession, supply chain disruptions, new or increased tariffs and other barriers to trade, fluctuating interest rates, unemployment rates and inflationary pressures, and the related impacts to consumer discretionary spending, as well as our ability to plan for and respond to the impact of these conditions; our ability to anticipate and respond to rapidly changing consumer preferences, seasonality, customer expectations, and fashion trends; the impact on our consumer traffic and demand, our business operations, and the operations of our suppliers, as we experience unseasonable weather, climate change evolves, and the frequency and severity of weather events increases; our ability to execute on our business strategies, including growing our Brand Portfolio segment, enhancing in-store and digital shopping experiences, and meeting consumer demands; our ability to successfully and efficiently integrate acquisitions in a manner that does not impede growth; our ability to maintain strong relationships with our suppliers, vendors, licensors, and retailer customers; risks related to losses or disruptions associated with our distribution systems, including our distribution centers and stores, whether as a result of reliance on third-party providers or otherwise; risks related to cyber security threats and privacy or data security breaches or the potential loss or disruption of our information technology ("IT") systems, or those of our vendors; risks related to the implementation of new or updated IT systems; our ability to protect our reputation and to maintain the brands we license; our reliance on our reward programs and marketing to drive traffic, sales, and customer loyalty; our ability to successfully integrate new hires or changes in leadership and retain our existing management team, and to continue to attract qualified new personnel; risks related to restrictions imposed by our senior secured asset-based revolving credit facility, as amended, and our senior secured term loan credit agreement, as amended, that could limit our ability to fund our operations; our competitiveness with respect to style, price, brand availability, shopping platforms, and customer service; risks related to our international operations and our reliance on foreign sources for merchandise; our ability to comply with laws and regulations, as well as other legal obligations; risks associated with climate change and other corporate responsibility issues; and uncertainties related to future legislation, regulatory reform, policy changes, or interpretive guidance on existing legislation. Risks and other factors that could cause our actual results to differ materially from our forward-looking statements are described in the Company's Annual Report on Form 10-K for the fiscal year ended February 1, 2025 or our other reports made or filed with the Securities and Exchange Commission. All forward-looking statements speak only as of the time when made. Except as may be required by applicable law, the Company undertakes no obligation to update or revise the forward looking statements included in this press release to reflect any future events or circumstances.

DESIGNER BRANDS INC.
SEGMENT RESULTS
(unaudited)

Net Sales
	Three months ended
(dollars in thousands)	August 2, 2025		August 3, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$610,926	80.5%	$641,694	79.0%	$(30,768)	(4.8)%
Canada Retail	75,077	9.9%	74,797	9.2%	280	0.4%
Brand Portfolio	73,157	9.6%	95,993	11.8%	(22,836)	(23.8)%
Total segment net sales	759,160	100.0%	812,484	100.0%	(53,324)	(6.6)%
Elimination of intersegment net sales	(19,398)		(40,584)		21,186	(52.2)%
Consolidated net sales	$739,762		$771,900		$(32,138)	(4.2)%

	Six months ended
(dollars in thousands)	August 2, 2025		August 3, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%
Segment net sales:
U.S. Retail	$1,184,166	79.9%	$1,263,061	79.3%	$(78,895)	(6.2)%
Canada Retail	128,982	8.7%	130,309	8.2%	(1,327)	(1.0)%
Brand Portfolio	169,055	11.4%	200,123	12.5%	(31,068)	(15.5)%
Total segment net sales	1,482,203	100.0%	1,593,493	100.0%	(111,290)	(7.0)%
Elimination of intersegment net sales	(55,532)		(74,997)		19,465	(26.0)%
Consolidated net sales	$1,426,671		$1,518,496		$(91,825)	(6.0)%

Comparable Sales
	Three months ended		Six months ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Change in comparable sales:
U.S. Retail segment	(4.9)%	(1.1)%	(6.1)%	(1.7)%
Canada Retail segment	(0.6)%	(3.1)%	(4.4)%	(3.9)%
Brand Portfolio segment - direct-to-consumer channel	(29.2)%	(7.0)%	(28.1)%	(4.8)%
Total	(5.0)%	(1.4)%	(6.4)%	(1.9)%

Gross Profit
	Three months ended
(dollars in thousands)	August 2, 2025		August 3, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$264,522	43.3%	$282,916	44.1%	$(18,394)	(6.5)%	(80)
Canada Retail	34,950	46.6%	35,087	46.9%	(137)	(0.4)%	(30)
Brand Portfolio	18,508	25.3%	26,635	27.7%	(8,127)	(30.5)%	(240)
Total segment gross profit	317,980	41.9%	344,638	42.4%	(26,658)	(7.7)%	(50)
Net recognition (elimination) of intersegment gross profit	4,953		(5,089)		10,042
Consolidated gross profit	$322,933	43.7%	$339,549	44.0%	$(16,616)	(4.9)%	(30)

	Six months ended
(dollars in thousands)	August 2, 2025		August 3, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment gross profit:
U.S. Retail	$507,318	42.8%	$557,324	44.1%	$(50,006)	(9.0)%	(130)
Canada Retail	60,354	46.8%	61,461	47.2%	(1,107)	(1.8)%	(40)
Brand Portfolio	45,179	26.7%	60,112	30.0%	(14,933)	(24.8)%	(330)
Total segment gross profit	612,851	41.3%	678,897	42.6%	(66,046)	(9.7)%	(130)
Net recognition (elimination) of intersegment gross profit	5,208		(9,337)		14,545
Consolidated gross profit	$618,059	43.3%	$669,560	44.1%	$(51,501)	(7.7)%	(80)

Intersegment Eliminations
	Three months ended
(in thousands)	August 2, 2025	August 3, 2024
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(19,398)	$(40,584)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	13,785	28,174
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	10,566	7,321
	$4,953	$(5,089)

	Six months ended
(in thousands)	August 2, 2025	August 3, 2024
Intersegment recognition and elimination activity:
Elimination of net sales recognized by Brand Portfolio segment	$(55,532)	$(74,997)
Cost of sales:
Elimination of cost of sales recognized by Brand Portfolio segment	39,599	52,267
Recognition of intersegment gross profit for inventory previously purchased that was subsequently sold to external customers during the current period	21,141	13,393
	$5,208	$(9,337)

Operating Profit
	Three months ended
(dollars in thousands)	August 2, 2025		August 3, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment operating profit (loss):
U.S. Retail	$60,211	9.9%	$77,573	12.1%	$(17,362)	(22.4)%	(220)
Canada Retail	8,498	11.3%	9,052	12.1%	(554)	(6.1)%	(80)
Brand Portfolio	(3,606)	(4.9)%	(2,053)	(2.1)%	(1,553)	75.6%	(280)
Total segment operating profit	65,103	8.6%	84,572	10.4%	(19,469)	(23.0)%	(180)
Corporate/eliminations	(38,520)		(55,983)		17,463	(31.2)%
Consolidated operating profit	$26,583	3.6%	$28,589	3.7%	$(2,006)	(7.0)%	(10)

	Six months ended
(dollars in thousands)	August 2, 2025		August 3, 2024		Change
	Amount	% of Segment Net Sales	Amount	% of Segment Net Sales	Amount	%	Basis Points
Segment operating profit (loss)
U.S. Retail	$99,819	8.4%	$141,774	11.2%	$(41,955)	(29.6)%	(280)
Canada Retail	8,863	6.9%	12,220	9.4%	(3,357)	(27.5)%	(250)
Brand Portfolio	(1,015)	(0.6)%	(97)	—%	(918)	946.4%	(60)
Total segment operating profit	107,667	7.3%	153,897	9.7%	(46,230)	(30.0)%	(240)
Corporate/eliminations	(88,346)		(115,926)		27,580	(23.8)%
Consolidated operating profit	$19,321	1.4%	$37,971	2.5%	$(18,650)	(49.1)%	(110)

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited and in thousands, except per share amounts)

	Three months ended		Six months ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Net sales	$739,762	$771,900	$1,426,671	$1,518,496
Cost of sales	(416,829)	(432,351)	(808,612)	(848,936)
Gross profit	322,933	339,549	618,059	669,560
Operating expenses	(297,462)	(313,531)	(599,324)	(637,024)
Income from equity investments	2,578	2,571	5,005	5,435
Impairment charges	(1,466)	—	(4,419)	—
Operating profit	26,583	28,589	19,321	37,971
Interest expense, net	(11,667)	(11,035)	(23,535)	(22,596)
Non-operating expenses, net	(78)	(109)	(70)	(252)
Income (loss) before income taxes	14,838	17,445	(4,284)	15,123
Income tax provision	(3,557)	(3,363)	(1,571)	(156)
Net income (loss)	11,281	14,082	(5,855)	14,967
Net income attributable to redeemable noncontrolling interest	(454)	(258)	(742)	(360)
Net income (loss) attributable to Designer Brands Inc.	$10,827	$13,824	$(6,597)	$14,607
Diluted earnings (loss) per share attributable to Designer Brands Inc.	$0.22	$0.24	$(0.14)	$0.25
Weighted average diluted shares	49,734	58,576	48,678	58,978

DESIGNER BRANDS INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited and in thousands)

	August 2, 2025	February 1, 2025	August 3, 2024
ASSETS
Current assets:
Cash and cash equivalents	$44,937	$44,752	$38,834
Receivables, net	55,675	50,371	49,671
Inventories	610,876	599,751	642,783
Prepaid expenses and other current assets	40,437	39,950	66,760
Total current assets	751,925	734,824	798,048
Property and equipment, net	227,141	208,199	216,313
Operating lease assets	716,685	701,621	723,818
Goodwill	130,716	130,386	130,611
Intangible assets, net	81,881	84,639	86,334
Deferred tax assets	45,067	43,324	39,997
Equity investments	59,446	56,761	61,020
Other assets	48,870	49,470	50,993
Total assets	$2,061,731	$2,009,224	$2,107,134
LIABILITIES, REDEEMABLE NONCONTROLLING INTEREST, AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$239,200	$271,524	$294,739
Accrued expenses	170,333	152,153	161,155
Current maturities of long-term debt	6,750	6,750	6,750
Current operating lease liabilities	157,212	159,924	156,394
Total current liabilities	573,495	590,351	619,038
Long-term debt	509,593	484,285	458,974
Non-current operating lease liabilities	646,431	635,076	653,416
Other non-current liabilities	48,201	17,737	16,642
Total liabilities	1,777,720	1,727,449	1,748,070
Redeemable noncontrolling interest	3,214	3,284	3,519
Total shareholders' equity	280,797	278,491	355,545
Total liabilities, redeemable noncontrolling interest, and shareholders' equity	$2,061,731	$2,009,224	$2,107,134

DESIGNER BRANDS INC.
NON-GAAP RECONCILIATION
(unaudited and in thousands, except per share amounts)

	Three months ended		Six months ended
	August 2, 2025	August 3, 2024	August 2, 2025	August 3, 2024
Operating expenses	$(297,462)	$(313,531)	$(599,324)	$(637,024)
Non-GAAP adjustments:
Restructuring and integration costs	2,212	2,349	6,087	7,178
Acquisition-related costs	—	1,586	—	2,072
Total non-GAAP adjustments	2,212	3,935	6,087	9,250
Adjusted operating expenses	$(295,250)	$(309,596)	$(593,237)	$(627,774)
Operating profit	$26,583	$28,589	$19,321	$37,971
Non-GAAP adjustments:
Restructuring and integration costs	2,212	2,349	6,087	7,178
Acquisition-related costs	—	1,586	—	2,072
Impairment charges	1,466	—	4,419	—
Total non-GAAP adjustments	3,678	3,935	10,506	9,250
Adjusted operating profit	$30,261	$32,524	$29,827	$47,221
Net income (loss) attributable to Designer Brands Inc.	$10,827	$13,824	$(6,597)	$14,607
Non-GAAP adjustments:
Restructuring and integration costs	2,212	2,349	6,087	7,178
Acquisition-related costs	—	1,586	—	2,072
Impairment charges	1,466	—	4,419	—
Foreign currency transaction losses	78	109	70	252
Total non-GAAP adjustments before tax effect	3,756	4,044	10,576	9,502
Tax effect on above non-GAAP adjustments	1,921	(1,149)	257	(2,547)
Valuation allowance change on deferred tax assets	(242)	94	(770)	(42)
Total non-GAAP adjustments, after tax	5,435	2,989	10,063	6,913
Net income attributable to redeemable noncontrolling interest	454	258	742	360
Adjusted net income	$16,716	$17,071	$4,208	$21,880
Diluted earnings (loss) per share	$0.22	$0.24	$(0.14)	$0.25
Adjusted diluted earnings per share	$0.34	$0.29	$0.09	$0.37

Non-GAAP Measures
To supplement amounts presented in our consolidated financial statements determined in accordance with accounting principles generally accepted in the U.S. ("GAAP"), the Company uses certain non-GAAP financial measures, including adjusted operating expenses, adjusted operating profit, adjusted net income, and adjusted diluted earnings per share as shown in the table above. These measures adjust for the effects of: (1) restructuring and integration costs, including severance charges; (2) acquisition-related costs; (3) impairment charges; (4) foreign currency transaction losses; (5) the net tax impact of such items; (6) the change in the valuation allowance on deferred tax assets; and (7) net income attributable to redeemable noncontrolling interest. The unaudited adjusted results should not be construed as an alternative to the reported results determined in accordance with GAAP. These financial measures are not based on any standardized methodology and are not necessarily comparable to similar measures presented by other companies. The Company believes that these non-GAAP financial measures provide useful information to both management and investors to increase comparability to prior periods by adjusting for certain items that may not be indicative of core operating measures and to better identify trends in our business. The adjusted financial results are used by management to, and allow investors to, evaluate the operating performance of the Company compared to prior periods, when reviewed in conjunction with the Company's GAAP statements. These amounts are not determined in accordance with GAAP and therefore should not be used exclusively in evaluating the Company's business and operations.

Comparable Sales Performance Metric
We consider the percent change in comparable sales from the same previous year period, a primary metric commonly used throughout the retail industry, to be an important measurement for management and investors of the performance of our direct-to-consumer businesses. We include in our comparable sales metric sales from stores in operation for at least 14 months at the beginning of the applicable year. Stores are added to the comparable base at the beginning of the year and are dropped for comparative purposes in the quarter in which they are closed. Comparable sales include the e-commerce sales of the U.S. Retail and Canada Retail segments. Comparable sales for the Canada Retail segment exclude the impact of foreign currency translation and are calculated by translating current period results at the foreign currency exchange rate used in the comparable period of the prior year. Comparable sales include the e-commerce net sales of the Brand Portfolio segment from the direct-to-consumer e-commerce sites. The calculation of comparable sales varies across the retail industry and, as a result, the calculations of other retail companies may not be consistent with our calculation.

CONTACT: Stacy Turnof, DesignerBrandsIR@edelman.com